Exhibit 99.1

LORDSTOWN EV CORPORATION (f/k/a LORDSTOWN MOTORS CORP.)

FINANCIAL INFORMATION

LORDSTOWN EV CORPORATION (f/k/a LORDSTOWN MOTORS CORP.)

Balance Sheets

	(Unaudited)
	As of	As of
	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$19,576,574	$2,159,217
Accounts receivable	20,328	—
Prepaid expenses and other current assets	4,793,970	—
Total current assets	$24,390,872	$2,159,217
Property, plant and equipment	21,741,328	20,275,729
Intangible assets	11,111,100	11,111,100
Restricted cash	130,009	—
TOTAL ASSETS	$57,373,309	$33,546,046
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$22,388,178	$1,801,655
Accrued and other current liabilities	9,895,666	414,719
Due to related party	5,938,454	2,630,907
Related party notes payable	63,480,577	20,142,466
Total current liabilities	$101,702,875	$24,989,747
Note payable	1,014,652	—
Total liabilities	$102,717,527	$24,989,747
COMMITMENTS AND CONTINGENCIES (NOTE 11)
Stockholders’ equity
Common stock, $0.0001 par value, 10,000,000 shares authorized; 1,305,982 and 1,221,853 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	128	122
Additional paid in capital	27,365,798	18,946,691
Accumulated deficit	(72,710,144)	(10,390,514)
Total stockholders’ (deficit) equity	(45,344,218)	8,556,299
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
EQUITY	$57,373,309	$33,546,046

Lordstown Motors Corp.

Statements of Operations

(unaudited)

				For the period
	Three months ended	Three months ended	Nine months ended	from April 30, 2019
	September 30, 2020	September 30, 2019	September 30, 2020	to September 30, 2019
Net sales	$—	$—	$—	$—
Operating expenses
Selling and administrative expenses	12,032,463	96,865	17,981,322	96,865
Research and development expenses	29,966,350	258,096	45,946,433	258,096
Total operating expenses	41,998,813	354,961	63,927,755	354,961
Gain on sale of assets	—	—	2,345,996	—
Loss from operations	(41,998,813)	(354,961)	(61,581,759)	(354,961)
Other income (expense)
Other income (expense)	57,683	(10,658)	163,402	(10,658)
Interest expense	(557,290)	—	(901,273)	—
Loss before income taxes	(42,498,420)	(365,619)	(62,319,630)	(365,619)
Income tax expense	—	—	—	—
Net loss	$(42,498,420)	$(365,619)	$(62,319,630)	$(365,619)
Loss per share attributable to common shareholders
Basic & Diluted	(32.75)	(0.37)	(48.02)	(0.73)
Weighted average number of common shares outstanding
Basic & Diluted	1,297,767	1,000,000	1,297,767	500,000

LORDSTOWN EV CORPORATION (f/k/a LORDSTOWN MOTORS CORP.)

Statements of Stockholder’s (Deficit) Equity

(unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at June 30, 2020	1,305,982	$128	$26,657,475	$(30,211,724)	$(3,554,121)
Issuance of common stock	—	—	—	—	—
Stock compensation	—	—	708,323	—	708,323
Net loss	—	—	—	(42,498,420)	(42,498,420)
Balance at September 30, 2020	1,305,982	$128	$27,365,798	$(72,710,144)	$(45,344,218)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2019	1,221,853	$122	$18,946,691	$(10,390,514)	$8,556,299
Issuance of common stock	84,129	6	6,396,493	—	6,396,499
Stock compensation	—	—	2,022,614	—	2,022,614
Net loss	—	—	—	(62,319,630)	(62,319,630)
Balance at September 30, 2020	1,305,982	$128	$27,365,798	$(72,710,144)	$(45,344,218)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Inception at April 30, 2019 and balance at June 30, 2019	—	$ —	$—	$—	$—
Issuance of common stock	1,000,000	100	396,000	—	396,100
Stock compensation	—	—	—	—	—
Net loss	—	—	—	(365,619)	(365,619)
Balance at September 30, 2019	1,000,000	$ 100	$396,000	$(365,619)	$30,481

LORDSTOWN EV CORPORATION (f/k/a LORDSTOWN MOTORS CORP.)

Statements of Cash Flows

(unaudited)

		For the period from
	Nine months ended	April 30, 2019
	September 30, 2020	to September 30, 2019
Cash flows from operating activities
Net loss	$(62,319,630)	$(365,619)
Adjustments to reconcile net loss to cash used by operating activities:	—
Stock-based compensation	2,022,614	—
Interest expense	901,273
Gain on disposal of fixed assets	(2,345,996)
Changes in assets and liabilities:
Accounts receivables	(20,328)	—
Prepaid expenses	(4,793,970)	—
Accounts payable	20,586,523	295,000
Accrued expenses and due to related party	10,371,628
Net cash used by operating activities	(35,597,886)	(70,619)
Cash flows from investing activities
Sale of capital assets	2,395,996	—
Net cash provided by investing activities	2,395,996	—
Cash flows from financing activities
Notes payable	1,014,652	—
Related party notes payable	43,338,111
Issuance of common stock	6,396,493	396,000
Net cash provided by financing activities	50,749,256	396,000
Net increase in cash and cash equivalents and restricted cash	17,547,366	325,381
Cash and cash equivalents and restricted cash at beginning of period	2,159,217	—
Cash and cash equivalents and restricted cash at end of period	$19,706,583	$325,381

See Notes to Financial Statements

LORDSTOWN EV CORPORATION (f/k/a LORDSTOWN MOTORS CORP.)

NOTES TO INTERIM FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Lordstown EV Corporation, formerly known as Lordstown Motors Corp. (“LMC” or the “Company”) is an automotive start-up founded April 30, 2019 in Lordstown, Ohio for the purpose of developing the first electric full-size pickup truck. The Company was founded by Chief Executive Officer Steve Burns with the goal of becoming an original equipment manufacturer (OEM) of electrically powered pickup trucks and vehicles for fleet customers in pursuit of accelerating the sustainable future and set new standards in the industry. In connection with the formation, the Company entered into a stock purchase agreement with Steve Burns, who contributed cash in exchange for 1,000,000 common shares. The Company is in its initial design and testing phase related to its production of the Endurance pickup truck and has yet to bring a completed product to market.

The Company subsequently entered into a common stock subscription agreement whereby the Company issued 131,000 shares to Workhorse Group, Inc. (“Workhorse”), in exchange for the right to use certain intellectual property in vehicle production. The Company has since raised additional capital through Series A issuances during 2019. On November 7, 2019, the Company entered into an Asset Transfer Agreement and separate Mortgage Agreement (collectively, the “Agreements”) with General Motors LLC (“GM”) in which the Company acquired certain real and personal property in Lordstown, Ohio. Pursuant to the Agreements, a Note Payable was issued in the principal amount of $20,000,000, secured by the real property as described in Note 4.

On October 23, 2020, DiamondPeak Holdings Corp.(“DiamondPeak”), consummated a previously announced merger pursuant to the Agreement and Plan of Merger, dated as of August 1, 2020, by and among DiamondPeak, DPL Merger Sub Corp. (“Merger Sub”) and the Company, pursuant to which Merger Sub merged with and into LMC, with LMC surviving the merger as a wholly-owned subsidiary of DiamondPeak. On the Closing Date, as defined, and in connection with the closing of the Business Combination, DiamondPeak Holdings Corp. changed its name to Lordstown Motors Corp. and the Company changed its name to Lordstown EV Corporation.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). During the third quarter of 2020, the Company corrected the classification of a non-cash item to operating expenses from the prior quarter, as well as the classification of a financing activity to an operating activity on the Statements of Cash Flows. This reclassification was deemed immaterial and had no impact on cash flows.

Comparability

Management notes that while the Company was incorporated in April 2019, activities did not commence until July 2019 upon Mr. Burns’ first capital contribution funded to the entity in exchange for common shares, and as a result prior year results are not comparable.

Use of estimates in financial statement preparation

The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim financial statements

The accompanying Unaudited Interim Balance Sheets as of September 30, 2020 and December 31, 2019, Unaudited Interim Statements of Operations and Stockholders’ Equity for the nine months ended September 30, 2020 and from April 30, 2019 to September 30, 2019 respectively, and the three months ended September 30, 2020 and 2019, and the Unaudited Interim Statements of Cash Flows for nine months ended September 30, 2020 and the period from April 30, 2019 to September 30, 2019 have been prepared on the same basis as the audited annual financial statements and, in management’s opinion, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2020 and its results of operations and cash flows for the nine months ended September 30, 2020, the three periods ended September 30, 2019 and for the period from April 30, 2019 to September 30, 2019. The financial data and the other financial information disclosed in the notes to these financial statements related to the three and nine-month periods are also unaudited. The results of operations for the three and nine months ended September 30, 2020 are not necessarily indicative of the results to be expected for the full fiscal year or any other period. These unaudited interim financial statements should be read in conjunction with the Company’s annual financial statements for the for the period beginning April 30, 2019 through December 31, 2019.

During the period ended September 30, 2020, an outbreak of a novel strain of coronavirus (COVID-19) has disrupted supply chains and affected production and sales across a range of industries. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak. COVID-19 disrupted development work on the preparation of the Company’s Lordstown facility to produce the Endurance during the nine months ended September 30, 2020. While development work on the facility was delayed by a number of months, long-term impact on the Company’s employees and vendors cannot be predicted, and the extent to which COVID-19 may impact the Company’s financial condition or results of operations is uncertain at this time.

Recent accounting pronouncements

Other than policies noted within Recent Accounting Pronouncements below, there have been no significant changes from the significant accounting policies disclosed in Note 2 of the “Notes to Financial Statements” to the audited financial statements as of and for the period ended December 31, 2019 incorporated by reference into the Form 8-K to which these unaudited financial statements are attached.

As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Furthermore, on June 3, 2020, the FASB deferred by one year the effective date of the new leases standard for private companies, private NFPs and public NFPs that have not yet issued (or made available for issuance) financial statements reflecting the new standard. These new leasing standards are effective for the Company beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 extends the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. ASU 2018-07 amendments are effective for the Company beginning January 1, 2020 and interim periods within fiscal years beginning after December 15, 2020.The Company is currently evaluating the effect of the adoption of this guidance on the financial statements

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU No. 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements.

NOTE 3 — FAIR VALUE MEASUREMENTS

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The Company has not identified any financial assets measured on the basis on the categories defined above.

Management believes the carrying amount of the Related party notes payable described in Note 5 approximates fair value due to current rates, terms and securitization under the Note Payable and Mortgage Agreement and continue to approximate fair value terms that would be available with other third-party lenders. Management also believes the Note payable described in Note 6 approximates fair value as the Note originated in April 2020 with a third-party lender.

NOTE 4 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of an idle assembly and manufacturing plant in Lordstown, Ohio. The facility is fully equipped with the tooling necessary to begin production of the Endurance pickup truck along with all personal property, purchased from GM in November 2019 for $20,000,000. In early 2019, GM made the decision to halt manufacturing on its Chevrolet Cruze sedan which was manufactured at its Lordstown plant. The plant remained closed with no production until GM and the Company were able to agree on the terms of the asset purchase, which resulted in a purchase price lower than the fair market value of the assets acquired.

The plant was acquired in exchange for a Note Payable (refer to Note 5 below). The Company is currently reengineering its production process, bringing acquired assets up to the level needed for production and evaluating assets that will be necessary in the production of its electric vehicle, the Endurance pickup truck.

The initial cost of other property, plant and equipment includes the value of the note payable, along with any directly attributable costs of bringing the asset to its working condition and location for intended use, including direct acquisition costs and capitalized interest. All assets are currently recorded in construction-in-process (“CIP”) as the Company is still in the process of being the assets to their intended use.

The assets were still under construction and not in service as of September 30, 2020, therefore, depreciation in relation thereto will begin once the identification is complete and production of a saleable product has and when the assets are placed into service. No depreciation expense was recognized for the three and nine months ended September 30, 2020, the three months ended September 30, 2019 or the period from April 30, 2019 to September 30, 2019.

The Company recorded approximately $312,800 of capitalized interest during the period from January 1, 2020 through March 31, 2020 as the facility assets underwent activities necessary to bring them to their intended use. Beginning April 1, 2020, activity on the facility stopped due to the shutdown caused by the COVID-19 pandemic. As these activities were no longer ongoing, interest capitalization on the Note Payable was suspended.

During the second quarter of 2020, the Company received $2,395,996 in connection with the sale of equipment it determined was not necessary for production. As the equipment was acquired for consideration below fair value in November 2019 as described above, the Company recorded a gain on sale of the asset for $2,345,996. Additionally, the Company purchased additional property from GM for $1,202,821 which was recorded to CIP as it is still under development.

While the Company is developing the Lordstown facility and preparing it for its intended use, it began leasing a portion of the property to a third-party lessee on March 1, 2020. Total rental income for the three and nine months ended September 30, 2020 is $25,000 and $75,000 respectively and recorded as Other income in the Statements of Operations. The lease was terminated in August of 2020.

NOTE 5 — RELATED PARTY NOTES PAYABLE

During September 2020, the Company entered into a Placement Agency Agreement with existing LMC shareholders. Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to investors for proceeds totaling $13,190,000. It is expected that the Promissory Notes will be converted to common shares as part of the aforementioned merger agreement. The notes bear interest at a simple rate equal to 5% per year and mature on March 31, 2021. The full balance was outstanding as of September 30, 2020. Interest expense for the nine months ended September 30, 2020 amounted to $22,554. Refer to Note 14 for additional funding obtained from the Placement Agency Agreement.

On August 10, 2020, the Company entered into a Placement Agency Agreement with Maxim Group, LLC (“Maxim”). Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $24,711,000. The notes bore interest at a simple rate equal to 5% per year and were scheduled to mature on March 31, 2021. The full balance was outstanding as of September 30, 2020. Interest expense for the nine months ended September 30, 2020 amounted to $172,638. Upon closing of the Business Combination, the Promissory Notes automatically converted into common shares of Lordstown Motor Corp.

On May 28, 2020, the Company entered into a Convertible Promissory Note (the “Convertible Note”) with GM that provides a financing to the Company of up to $10,000,000 secured by the Company’s property, plant and equipment and intangible assets. Pursuant to the terms of the Convertible Note, the Company periodically draws down on the Convertible note to meet its working capital needs. As of September 30, 2020, the outstanding balance of the convertible note is $4,816,000. All outstanding amounts were satisfied in exchange for equity of Lordstown Motors Corp. upon the closing of the Business Combination.

On November 7, 2019, the Company entered into an Asset Transfer Agreement, Operating Agreement and separate Mortgage Agreement (collectively, the “Agreements”) with GM. Pursuant to the Agreements, the Company issued GM a Note Payable in the principal amount of $20,000,000, secured by the property, plant and equipment described in Note 4. The Company has imputed interest of 5% on the Note Payable until February 1, 2020 when the stated interest rate of 7% begins per the terms of the Agreement. Interest for the three and nine months ended September 30, 2020 totaled $353,889 and $1,020,556, respectively, of which $312,778 was capitalized as part of PP&E as described in Note 4. The outstanding principal balance plus accrued interest as of September 30, 2020 and December 31, 2019 was $21,163,021 and $20,142,466, respectively. All outstanding amounts were satisfied in exchange for equity of Lordstown Motors Corp. upon the closing of the Business Combination.

NOTE 6 — NOTE PAYABLE

On April 17, 2020, LMC entered into a Promissory Note with The Huntington National Bank, which provides for a loan in the amount of $1,014,652 (the “PPP Loan”) pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan has a two-year term and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments are deferred for six months after the date of disbursement. The PPP Loan may be prepaid at any time prior to maturity with no prepayment penalties. The Paycheck Protection Program provides that the PPP Loan may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company intends to use the entire PPP Loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act. The outstanding balance as of September 30, 2020 was $1,014,652.

NOTE 7 — DUE TO RELATED PARTY

In conjunction with the Operating Agreement described in Note 5, the Company is required to reimburse GM for expenditures related to general plant maintenance and compliance associated with the Lordstown facility. The Company recorded expenses for the nine months ended September 30, 2020 in the amount of $2,104,727 and has accrued a total of $5,938,455 of reimbursable costs as of September 30, 2020. No expenses were recorded for the three months ended September 30, 2020. As part of the balance incurred in the period, $1,202,821 relates to the Company’s purchase of land from GM. Refer to Note 5 for more details. All expenses were recorded to the Selling, general, and administrative expenses line item on the Statements of Operations.

NOTE 8 — STOCK-BASED COMPENSATION

The Company established an equity incentive plan (the “Plan”), adopted on September 1, 2019. The Plan provides for the granting of 200,000 shares and options to purchase shares to certain employees. Options granted under the Plan may be either incentive stock options (“ISO”) or nonqualified stock options (“NSO”).

The options are time-based and vest over the defined period in each individual grant agreement. The date at which the options are exercisable is defined in each agreement. The Board establishes the exercise price of the shares subject to an option at the time of the grant, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. The fair value of the shares is determined by the Board of Directors on the date of grants. Stock options generally have a contractual life of 10 years.

The Company recognizes compensation expense for the shares equal to the fair value of the option at the time of grant. The expense is recognized on a straight-line basis over the vesting period of the awards. The estimated fair value of each stock option grant was computed using the following weighted average assumptions:

	September 30,	September 30,
	2020	2019
Risk-free interest rate	1.59%	—
Expected term (life) of options (in years)	10	—
Expected dividends	—%	—
Expected volatility	50%	—

The expected volatility was estimated by management based on results from public companies in the industry. The expected term of the awards granted was assumed to be the contract life of the option as determined in the specific arrangement. The risk-free rate of return was based on market yields in effect on the date of each grant for United States Treasury debt securities with a maturity equal to the expected term of the award. The expected dividends are zero as the Company has not historically paid dividends.

The activities of stock options are summarized as follows, including granted, exercised and forfeited for the nine months ended September 30, 2020:

				Weighted Average
		Weighted Average		Remaining
	Number of	Grant Date Fair	Weighted Average	Contractual
	Options	Value per Option	Exercise Price	Term (Years)
Outstanding, beginning of period	80,374	$60.78	$100	9.9
Granted	18,282	60.45	100	9.4
Exercised	—	—	—
Forfeited	(1,500)	60.74	100	9.6
Expired	—	—	—
Outstanding, end of period	97,156	$60.72	$100	9.2

Total stock-based compensation expense for the three and nine months ended September 30, 2020 is $708,322. and $2,022,614, respectively. As of September 30, 2020, unrecognized compensation expense is $3,596,129 for unvested options, which is expected to be recognized over the next 1.3 years.

The following is a summary of the range of exercise prices for stock options that are exercisable at September 30, 2020:

		Weighted Average	Weighted Average
Range of Exercise Prices	Number	Remaining Life	Exercise Price
$100	24,753	9.5	$100

Upon the closing of the Business Combination, each outstanding stock option was converted into approximately 55.8817 options to purchase shares common stock of Lordstown Motors Corp. with an exercise price of $1.79 per share.

NOTE 9 — BASIC AND DILUTED LOSS PER SHARE

The following table shows the computation of basic and diluted loss per share:

Nine Months Ended
September 30, 2020
Net loss after tax attributable to common stockholders	(62,319,630)
Basic and diluted weighted average shares outstanding	1,297,767
Net loss per unit attributable to common stockholder, basic and diluted	(48.02)

The weighted-average outstanding stock options and convertible notes were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive. This includes vested and unvested stock options and convertible notes.

NOTE 10 — INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its deferred tax assets.

On March 27, 2020, the U.S. President signed into law the CARES Act, an economic stimulus package in response to the COVID-19 global pandemic. The CARES Act contains several corporate income tax provisions, including making remaining alternative minimum tax credits immediately refundable; providing a 5-year carryback of net operating loss carryforwards (“NOLs”) generated in tax years 2018, 2019, and 2020, and removing the 80% taxable income limitation on utilization of those NOLs if carried back to prior tax years or utilized in tax years beginning before 2021; and temporarily liberalizing the interest deductibility rules under Section 163(j) of the Tax Cuts and Jobs Act, by raising the adjusted taxable income limitation from 30% to 50% for tax years 2019 and 2020 and giving taxpayers the election of using 2019 adjusted taxable income for purposes of computing 2020 interest deductibility.

The Company is still evaluating the impact but does not currently expect the provisions of the CARES Act to have a material effect on the realizability of deferred income tax assets or tax expense. There is no material impact for the three and nine months ended September 30, 2020. As additional guidance is released, the Company will evaluate whether there would need to be a change in the period when such guidance is issued.

As of September 30, 2020, there were no material changes to either the nature or the amounts of the uncertain tax positions previously determined for the year ended December 31, 2019.

NOTE 11 — LEASES

Future minimum lease commitments during each of the five years following September 30, 2020 and thereafter are as follows:

Operating Leases
Three months ended December 31, 2020	$108,823
2021	432,576
2022	445,552
2023	302,912
2024	—
2025	—
Thereafter	—
Total minimum lease payments	$1,289,863

NOTE 12 — COMMITMENTS AND CONTIGENCIES

The Company is subject to various pending and threatened legal proceedings arising in the ordinary course of business. The Company records a liability for loss contingencies in the consolidated financial statements when a loss is known or considered probable and the amount can be reasonably estimated. Our provisions are based on historical experience, current information and legal advice, and they may be adjusted in the future based on new developments. Estimating probable losses requires the analysis of multiple forecasted factors that often depend on judgments and potential actions by third parties.

On October 30, 2020, the Company, was named as defendants in a lawsuit filed by Karma Automotive LLC (“Karma”) in the United States District Court for the Central District of California. These claims are made in connection with consideration by us of a venture with Karma regarding Karma’s development of an infotainment system for the Endurance and assert that the Company unlawfully poached key Karma employees and misappropriated Karma’s trade secrets and other confidential information. Karma is seeking injunctive relief and various types of damages. The Company is continuing to evaluate the matters asserted in the lawsuit but intend to vigorously defend against these claims and believes it has strong defenses to the claims and the damages demanded. Although it is not possible to predict with certainty the ultimate outcome or cost of these matters, the Company believes they will not have a material adverse effect on our consolidated financial statements

Except as described above, the Company is not a party to any material legal proceedings and is not aware of any pending or threatened claims. From time to time however, the Company may be subject to various legal proceedings and claims that arise in the ordinary course of its business activities.

NOTE 13 — RELATED PARTY TRANSACTIONS

On November 7, 2019, the Company entered into an Asset Transfer Agreement, inclusive of an Operating Agreement, along with a separate Mortgage Agreement (collectively, the “Agreements”) with GM. Pursuant to the Agreements, the Company issued GM a Note Payable in the principal amount of $20,000,000, secured by the real property described in Note 4. Refer to Note 5 for further details on the related party Note Payable.

In addition to the Note Payable, the terms of the Operating Agreement state that all expenses associated with the real property shall be paid by GM and subsequently reimbursed by the Company. As of September 30, 2020, the Company has incurred $5,938,455 under the Operating Agreement, which is recorded in as a Due to related party. GM also holds an option to reacquire certain property located adjacent from the main production plant from Company in the event it determines not to develop the specified property GM holds a call option to purchase the property back for $100. Management has determined the GM is likely to call its option to require and due to an economic incentive GM has to exercise its call option on the property, the Company has not considered itself the deemed owner of the property and has excluded the carrying value of the property from its books and records..

On November 7, 2019, the Company entered into a transaction with Workhorse Group Inc., for the purpose of obtaining certain intellectual property. In connection with the Intellectual Property License Agreement, the Company is also required to pay royalties to for use of the intellectual property related to the production of the Endurance. These royalties will be paid as a percent of each vehicle sold, up to the first 200,000 vehicles, with a prepayment in advance payable upon closing of certain merger agreement described below. As of September 30, 2020, no such royalties had been incurred. Under the terms of a subsequent agreement with Workhorse Group entered into concurrent with the Business Combination Agreement, we agreed to pay Workhorse Group up front royalties of $4.75 million. This payment was made at the closing of the Business Combination.

On May 28, 2020, the Company entered into a Convertible Promissory Note with GM that provides a financing option to the Company of up to $10,000,000. Refer to Note 5 for further details on the Note.

On August 10, 2020, the Company entered into a “Placement Agency Agreement” with Maxim Group, LLC (“Maxim”). Pursuant to the terms of the agreement, the Company issued “Convertible Promissory Notes” to a series of investors for proceeds worth $24,711,000. Upon closing of the Business Combination, the Promissory Notes automatically converted into common shares of Lordstown Motor Corp.

In September 2020, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $13,190,000. Upon closing of the Business Combination, the Promissory Notes automatically converted into common shares of Lordstown Motor Corp.

NOTE 14 — SUBSEQUENT EVENTS

In October 2020, the Company entered into a Placement Agency Agreement with certain LMC directed parties. Pursuant to the terms of the agreement, the Company issued Convertible Promissory Notes to a series of investors for proceeds worth $2,099,000. It is expected that the Promissory Notes will be converted to common shares as part of the aforementioned merger agreement. The notes bear interest at a simple rate equal to 5% per year and mature on March 31, 2021.

Except for the events discussed in Note 1 in connection with the Business Combination, the Company determined that there are no other items to disclose.